ADOPTION AGREEMENT TO

AGENCY AGREEMENT

This Adoption Agreement, dated as of June 18, 2019 (this "Joinder"), is by and among DST SYSTEMS, INC. ("DST"), a Delaware corporation, RIVERNORTH MUNICIPAL INCOME FUND, INC., a Maryland corporation ("ROMIF"), and RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC, a Maryland Corporation (the "Additional Fund").

The Additional Fund hereby agrees to (a) become a party to (i) the Agency Agreement, dated as of October 24th, 2018 (the "Agreement"), originally by and among DST and ROMIF and (b) be bound by all terms and conditions of the Agreement as an "Fund" (as such term is defined in the Agreement), having such rights, entitlements and obligations as set forth in the Agreement. By its signature below, the Additional Fund confirms to DST, as of the, date hereof, its representations and warranties set forth in the Agreement. The Additional Fund acknowledges receipt of a copy of the Agreement.

Each of DST, ROMIF hereby agrees to accept the Additional Fund as a party to the Agreement and that the Additional Fund shall be a "Fund" (as such term is defined in the Agreement) under the Agreement, having such rights, entitlements and obligations as set forth in the Agreement.

The parties acknowledge that Schedule II attached hereto lists all active Funds under the Agreement.

Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Joinder with regard to the subject matter hereof, the terms of this Joinder shall control,

This Joinder may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Joinder to be executed as of the day and year first above written by their respective duly authorized officers.

DST SYSTEMS, INC.		RIVERNORTH MANAGED DURATION
MUNICIPAL INCOME FUND, INC.

By :		By :
Name:	Rahul Kanwar	Name:	Marcus L. Collins
Title:	Authorized Representative	Title:	Secretary and Chief Compliance Officer

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

By :
Name:	Marcus L. Collins
Title:	Secretary and Chief Compliance Officer

SCHEDULE I

LIST OF FUNDS

Name:

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC.